Exhibit 10.26
CONFIRMATION OF UNDERSTANDING
March 31, 2010
WHEREAS, Eastern Well Holdings Limited, a Hong Kong company (“Eastern Well”), previously issued a Warrant to Sun Kwok Ping (), holder of Hong Kong document of identity No. DA9001901 (the “Founder”) to purchase certain ordinary shares from Eastern Well and a Warrant No. 1 and a Warrant No. 2 to China Environment Fund III, L.P. (“CEF”) to purchase series A preferred shares from Eastern Well, each dated June 24, 2009 (collectively the “Warrants”), as part of the valuation adjustment mechanism in the series A preferred share financing arrangements of Eastern Well mutually agreed between the Founder and CEF (the “Valuation Adjustment Mechanism”);
WHEREAS, CEF, the Founder and Eastern Well entered into an Option Agreement No. 1, an Option Agreement No. 2 and an Option Agreement No. 3, each dated December 31, 2009 (collectively the “December Agreements”) to replace the Warrants;
WHEREAS, pursuant to the December Agreements, either CEF or the Founder may have a right to purchase a certain number of ordinary shares or series A preferred shares of Eastern Well held by the Founder or CEF, respectively, based on the terms and conditions in the December Agreements;
WHEREAS, at the time of the December Agreements, CEF held series A preferred shares of Eastern Well and the Founder held ordinary shares of Eastern Well;
WHEREAS, in connection with a share exchange (the “Share Exchange”) consummated pursuant to a Share Exchange Agreement entered into on January 15, 2010 by and among the Founder, CEF, Nobao Renewable Energy Holdings Limited, a Cayman Islands company (“Nobao”) and other parties thereto, the December Agreements were terminated and in connection therewith, CEF, the Founder and Nobao entered into an Option Agreement No. 1, an Option Agreement No. 2 and an Option Agreement No. 3, each dated January 15, 2010 (collectively the “January Agreements”);
WHEREAS, pursuant to the January Agreements either CEF or the Founder may have a right to purchase a certain number of ordinary shares or series A preferred shares of Nobao held by the Founder or CEF, respectively, based on the terms and conditions in the January Agreements;
WHEREAS, at the time of the January Agreements, CEF held series A preferred shares of Nobao and the Founder held ordinary shares of Nobao; and
WHEREAS, the parties to the December Agreements and January Agreements wish to clarify their understanding and intent with respect to the shares subject to the right of purchase under each such agreement.
NOW, THEREFORE, the undersigned, being all of the parties to the Warrants, the December Agreements and January Agreements, hereby acknowledge and confirm that:
1. notwithstanding anything to the contrary in the December Agreements and the January Agreements, it was the understanding and intent of the parties to the December Agreements and the January Agreements, as of December 31, 2009 and January 15, 2010, respectively, and thereafter, that the replacement of the Warrants by the December Agreements (and replacement thereof by the January Agreements) was for the purpose of restructuring the Valuation Adjustment Mechanism to be an arrangement between the Founder and CEF only and to relieve Eastern Well from any obligation to issue any new share or re-designate any of its outstanding shares as a result of any shareholding adjustment arising out of the Valuation Adjustment Mechanism;
2. notwithstanding anything to the contrary in the December Agreements, it was the understanding and intent of the parties to the December Agreements, as of December 31, 2009 and thereafter, that the ordinary shares or series A preferred shares of Eastern Well subject to the relevant purchase right under each of the December Agreements, upon any such purchase, shall not be re-designated into another class or series of shares of Eastern Well; and
3. notwithstanding anything to the contrary in the January Agreements, it was the understanding and intent of the parties to the January Agreements, as of January 15, 2009 and thereafter, that the ordinary shares or series A preferred shares of Nobao subject to the relevant purchase right under each of the January Agreements, upon any such purchase, shall not be re-designated into another class or series of shares of Nobao.
[Signature Page Follows]

IN WITNESS WHEREOF this Confirmation of Understanding has been signed by the duly authorised representatives of the parties on the date first written above.

/s/ SUN KWOK PING
SUN KWOK PING

EASTERN WELL HOLDINGS LIMITED
By:	/s/ SUN KWOK PING
Name: Sun Kwok Ping
Title: Director

NOBAO RENEWABLE ENERGY HOLDINGS LIMITED
By:	/s/ SUN KWOK PING
Name: Sun Kwok Ping
Title: Director

CHINA ENVIRONMENT FUND III, L.P.
By:	/s/ DONALD CHANG YE
Name: Donald Chang Ye
Title: Authorized Signatory